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ModusLink Global Solutions, Inc.

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News Release

MODUSLINK REMINDS STOCKHOLDERS TO VOTE TO APPROVE

THE DECLASSIFICATION OF THE BOARD OF DIRECTORS

AT THE ADJOURNED ANNUAL STOCKHOLDER MEETING

SCHEDULED FOR JANUARY 15, 2014

WALTHAM, Mass.—Jan. 8, 2014—ModusLink Global Solutions™, Inc. (NASDAQ: MLNK) reminds stockholders that the 2013 Annual Meeting of Stockholders will reconvene on January 15, 2014 for the purposes of voting on Proposal 2, the Declassification of the Board of Directors.

ModusLink Global Solutions, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”) on December 18, 2013. The proposals considered at the Annual Meeting are described in detail in the Company’s definitive proxy statement for the Annual Meeting as filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013.

At the Annual Meeting, the Company’s stockholders voted on and approved the following proposals found in the Proxy Statement: (i) Proposal No. 1 elect Anthony Bergamo as a Class II Director and (ii) Proposal No. 3 to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in the Proxy Statement. The results of the voting on these proposals are described in more detail in the Company’s Current Report on Form 8-K filed with the SEC on December 18, 2013.

The Company adjourned the Annual Meeting to allow for additional time for stockholders to vote on Proposal 2, amendment of the Company’s Restated Certificate of Incorporation to declassify the Board of Directors. Proposal 2 would eliminate the classification of the Board and provide instead for the annual election of Directors commencing with the Company’s 2014 annual meeting of stockholders. Under the Company’s By-laws, this proposal requires the affirmative vote of 75% of shares outstanding. Accordingly all stockholder votes are very important.

The Company and its Board of Directors believe that the declassification of the Board of Directors represents good corporate governance and is in the best interests of the Company and its stockholders. The Company urges stockholders to vote “FOR” Proposal No. 2 at the adjourned Annual Meeting when it is reconvened on January 15, 2014 at 9:00 a.m. at the offices of Olshan Frome Wolosky LLP, located at 65 East 55th Street, New York, NY 10022.

Please vote your proxy today. If you need any assistance in voting, please call our proxy solicitor, MacKenzie Partners, Inc., at (212) 929-5500 or toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com. Stockholders are urged to contact MacKenzie Partners today so they can assist in processing stockholder votes on this very important matter.

This information is being provided to stockholders in addition to ModusLink’s definitive proxy statement, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2013. Copies of ModusLink’s definitive proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s website at www.sec.gov or from the Company’s website at www.moduslink.com. Please read the complete proxy statement, the accompanying materials and any additional proxy soliciting materials that ModusLink may file with the SEC carefully before you make a voting decision as they contain important information. Only stockholders who held the Company’s common stock as of the record date of October 21, 2013 are eligible to vote. ModusLink, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Detailed information regarding the identity of the potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in ModusLink’s definitive proxy statement.

About ModusLink Global Solutions

ModusLink Global Solutions, Inc. (NASDAQ: MLNK) executes comprehensive supply chain and logistics services that are designed to improve clients’ revenue, cost, sustainability and customer experience objectives. ModusLink is a trusted and integrated provider to the world’s leading companies in consumer electronics, communications, computing, medical devices, software and retail. The Company’s operating infrastructure annually supports more than $80 billion of its clients’ revenue and manages approximately 451 million product shipments through more than 25 sites across North America, Europe, and the Asia/Pacific region. For details on ModusLink’s flexible and scalable solutions visit www.moduslink.com and www.valueunchained.com, the blog for supply chain professionals.

ModusLink Global Solutions is a registered trademark of ModusLink Global Solutions, Inc. All other company names and products are trademarks or registered trademarks of their respective companies.

This release contains forward-looking statements, which address a variety of subjects. All statements other than statements of historical fact, including without limitation, those with respect to the Company’s goals, plans, expectations and strategies set forth herein are forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: the Company’s ability to execute on its business strategy, including its cost reduction plans and the continued and increased demand for and market acceptance of its services, which could negatively affect the Company’s ability to meet its revenue, operating income and cost savings targets, maintain and improve its cash position, expand its operations and revenue, lower its costs, improve its gross margins, reach and sustain profitability, reach its long-term objectives and operate optimally; uncertainties and volatility relating to global economic conditions, especially in the technology sector; unanticipated declines in, or failure to achieve the anticipated levels of, the demand for our clients’ products; potential strains on managerial and operational resources resulting from expanded operations; failure to realize expected benefits of restructuring and cost-cutting actions; inability to expand operations in accordance with the Company’s business strategy; insufficient cash balances that could prevent the Company from meeting business or investment goals; difficulties integrating technologies, operations and personnel in accordance with the Company’s business strategy; customer losses; demand variability in supply chain management clients, to which the Company sells on a purchase order basis rather than pursuant to contracts with minimum purchase requirements; risks inherent with conducting international operations; changes in tax rates in jurisdictions where profits are determined to be earned and taxed; changes in estimates of tax credits, benefits and deductions; unfavorable resolution of issues arising from tax audits with various tax authorities, including payment of interest and penalties and the ability to realize deferred tax assets; adverse conditions in the mergers and acquisitions or IPO markets, which could prevent liquidity for securities in the Company’s venture capital portfolio; and increased competition and technological changes in the markets in which the Company competes. For a detailed discussion of cautionary statements that may affect the Company’s future results of operations and financial results, please refer to the Company’s filings with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

Contact:

Robert Joyce

781-663-5120

ir@moduslink.com